UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1746 Commerce Road
Creston, Iowa 50801

(Address of Principal Executive Offices,
including Zip Code)

(641) 782-8521
(Registrant's telephone number,
including area code)

N/A
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2009, the Board of Directors appointed Curtis J. Zamec, II, President and Chief Executive Officer of the Company.  Mr. Zamec will serve at the discretion of the Board of Directors with no specific term and is an at-will employee.  Mr. Zamec’s compensation is $250,000 per annum.  Mr. Zamec and eligible family members, if enrolled, will receive standard benefits available to all Company employees on the same terms and conditions, including medical, dental and vision insurance; short term and long term disability; life insurance; 401(k) and three weeks paid vacation.  In addition, Mr. Zamec will receive a vehicle allowance of $750 per month.

Mr. Zamec’s business experience during the past five years includes his original appointment with the Company as Chief Operating Officer effective September 2, 2008.  Prior to his service with the Company, Mr. Zamec served as the Principal of Prism Industrial, LLC.  Prism Industrial is a specialty consulting firm that works with manufacturing companies to achieve a step change in customer and financial performance. Prior to Prism Industrial, Mr. Zamec was an executive with Rexnord Industries, LLC and served as President, North America Commercial and Global Product Services and President, Coupling Business Group. Prior to Rexnord Industries, LLC, Mr. Zamec was employed by The Timken Company in several roles of increasing operational and commercial responsibility, including his final role as General Manager, Timken de Mexico in Mexico City, Mexico. Mr. Zamec received a B.A. from the University of Minnesota in 1991.

Mr. Zamec has no family relationship with any other director or officer of the Company.

Mr. Zamec is also a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.

June 4, 2009	By:	/s/ Earl F. White
Earl F. White
Vice President Finance and Administration, Chief Financial Officer